    As filed with the Securities and Exchange Commission on April 5, 1995

                                                      REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                                  ------------
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                           BTU INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                                 3567                        04-2781248
(State or other jurisdiction         (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)     Classification Code Number)    Identification Number)



                                23 ESQUIRE ROAD
                     NORTH BILLERICA, MASSACHUSETTS  01862
                                 (508) 667-4111
         (Address, of principal executive offices, including zip code)

                      1989 STOCK OPTION PLAN FOR DIRECTORS
                           (Full title of the plans)
                                 ------------
                             PAUL J. VAN DER WANSEM
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            BTU INTERNATIONAL, INC.
                     NORTH BILLERICA, MASSACHUSETTS  01862
                                 (508) 667-4111
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                            Amount      Proposed maximum         Proposed maximum              Amount of
           Title of each class of           to be        offering price         aggregate offering           registration
        securities to be registered       registered      per share(1)               price(1)                     fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock -- $.01 Par Value . . .       20,000 shs.       $5.875                  $67,312.50                 $100.00
=========================================================================================================================

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 20,000 shares of Common Stock to be registered hereunder, 2,000 shares are subject to options at an exercise price of $5.875 on the date hereof, 1,000 shares are subject to options at an exercise price of $3.00 on the date hereof, 4,500 shares are subject to options at an exercise price of $2.00 on the date hereof, 2,000 shares are subject to options at an exercise price of $1.50 on the date hereof, and 1,000 shares are subject to options at an exercise price of $1.375 on the date hereof. The offering price for the remaining 9,500 shares has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of BTU International, Inc.
Common Stock, par value $0.01, reported on the Nasdaq Stock Market on March   ,
1995.


                            EXHIBIT INDEX ON PAGE 7;
                              PAGE 1 OF 15 PAGES.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the BTU International, Inc. 1989 Stock Option Plan For Directors information required by Item 1 of this Form S-8 and the statement of availability of registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S- 8, such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copy of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         (2) The Company's Quarterly Report on Form 10-Q for the quarters ended April 3, 1994, July 3, 1994 and October 2, 1994.

         All other reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be incorporated by reference into this Prospectus and shall be deemed to be a part of this Prospectus from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company shall provide, upon request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862 (telephone: (508) 667-4111).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware Corporation Law expressly permits a corporation to indemnify any person who or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe is conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed.

         NOT APPLICABLE.

Item 8.  Exhibits.

Exhibit

4.1      1989 Stock Option Plan for Directors

5.1      Opinion of Ropes & Gray.

23.1     Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24 Powers of Attorney (included on page 5 of this registration statement under the caption "Power of Attorney").

Item 9.  Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in North Billerica, Massachusetts, on this 5th day of April 1995.

                                        BTU INTERNATIONAL

                                           /s/ PAUL J. VAN DER WANSEM
                                        By______________________________
                                          Paul J. Van der Wansem
                                          Chief Executive Officer

                               POWER OF ATTORNEY

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Paul J. Van der Wansem and Thomas P. Kealy, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

                 Signature                               Capacity in Which Signed                   Date
                 ---------                               ------------------------                   ----
                 /s/ PAUL J. VAN DER WANSEM           Chairman of the Board, Chief              April 5, 1995
                 -------------------------------      Executive Officer, President and
                 Paul J. Van der Wansem               Director (principal executive
                                                      officer)

                 /s/ THOMAS P. KEALY                  Vice President, Corporate                 April 5, 1995
                 -------------------------------      Controller and Chief Accounting
                 Thomas P. Kealy                      Officer

                 /s/ ALEXANDER V. D'ABERLOFF          Director                                  April 5, 1995
                 -------------------------------
                 Alexander V. D'Aberloff

                 /s/ DAVID A.B. BROWN                 Director                                  April 5, 1995
                 -------------------------------
                 David A.B. Brown


                 /s/ J. CHUAN CHU                     Director                                  April 5, 1995
                 -------------------------------
                 J. Chuan Chu

                                 EXHIBIT INDEX


   Number                          Title of Exhibit
   ------                          ----------------
    4.1                  1989 Stock Option Plan for Directors.

    5.1                  Opinion of Ropes & Gray.

    23.1                 Consent of Arthur Anderson LLP.

    23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

    24 Powers of Attorney (included on page - of this registration statement under the caption
                         "Power of Attorney").